UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2007

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                         TENDERCARE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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          Colorado                   0-14697                  84-0898302
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)

                  3925 North Hastings Way, Eau Claire, WI 54703
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 833-1750

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2007, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hain Celestial Group, Inc. ("Hain") and its wholly-owned subsidiary Hain Acquisition Corporation ("Merger Sub"). Under the Merger Agreement, the Merger Sub will be merged into the Company, the shareholders of the Company will receive cash in the amount of $0.45 per share for each of the outstanding shares of the Company and the Company will become a wholly-owned subsidiary of Hain. Immediately prior to the effectiveness of the merger, demand promissory notes of the Company payable to Edward Reiss and Brenda Schenk in the approximate amount of $504,000 will be amended and restated to provide a fixed term and interest rate and the Company will sell its assets related to its Rapid Shine business to Edward Reiss, the Co-Chief Executive Officer of the Company, for $145,000, which amount will be paid by a credit against the Company's promissory note to him.

Effectiveness of the merger is subject to a number of other conditions, including (a) approval by at least 80% of the outstanding Company shares at a special meeting anticipated to be held in late November or early December, 2007 and (b) not more than 5% of the outstanding shares of the Company dissenting from the merger. The Merger Agreement contains customary representations and warranties. Mr. Reiss and Ms. Schenk are personally liable for any breach of the Company's representations and warranties to the extent of their notes.

If the Merger Agreement is terminated by the Company or Hain under certain circumstances, including as a result of a third-party offer to acquire the Company under terms which the Company believes is superior to Hain's offer, the Company must pay a termination fee to Hain of $100,000. If Hain terminates the Merger Agreement under certain circumstances, it must pay a termination fee of $100,000 to the Company.

The merger is anticipated to close shortly after the shareholders approve the merger, but the Merger Agreement may be terminated by either party if the merger is not consummated by December 14, 2007 (or under certain circumstances, January 31, 2008). The Merger Agreement is attached as a Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The Company and Hain have maintained a strategic marketing alliance for several years. Under that alliance, the Company has applied coupons for Hain's Earth's Best(R) Organic Baby Food to its Tushies and Tendercare diaper bags.

TenderCare's press release regarding the Merger Agreement is attached as Exhibit
99.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.            Description
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    99.1         Agreement and Plan of Merger, dated as of October 24, 2007, among Hain Celestial Group, Inc., Hain Acquisition Corporation and Tendercare International, Inc.

    99.2         Press Release dated October 30, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007

TENDERCARE INTERNATIONAL, INC..
   (Registrant)


By: /s/ Edward Reiss
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    Edward Reiss
    Title: Co- Chief Executive Officer